Filed Pursuant to Rule 424(b)(2)

File No. 333-159738

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Notes Linked to a Domestic ETF Basket due November 6, 2015	$2,379,000	$272.63

(1)	The total filing fee of $272.63 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 191 dated April 30, 2012 (To Product Supplement No. 4 dated May 28, 2010, Prospectus Supplement dated April 23, 2010 and Prospectus dated June 4, 2009)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities Upside Participation To A Cap And Fixed Percentage Buffered Downside

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

■  Linked to a Domestic ETF Basket comprised of the SPDR® S&P 500® ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (25%); and the iShares® Russell 2000 Index Fund (25%)

■  Unlike ordinary debt securities, the notes do not pay interest or repay a fixed amount of principal at maturity. Instead, the notes provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the notes, depending on the performance of the basket from its starting price to its ending price. The payment at maturity will reflect the following terms:

■   If the value of the basket appreciates, you will receive the original offering price plus 150% participation in the upside performance of the basket, subject to a maximum total return at maturity of 37% of the original offering price

■   If the value of the basket decreases but the decrease is not more than 10%, you will be repaid the original offering price

■   If the value of the basket decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 10%

■   Investors may lose up to 90% of the original offering price

■   No exchange listing; designed to be held to maturity

Investing in the notes involves risks. See “Risk Factors” on page PRS-9.

The notes are unsecured obligations of Wells Fargo and all payments on the notes are subject to the credit risk of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Note	100.00%	2.00%	98.00%
Total	$2,379,000	$47,580	$2,331,420

(1)

In addition to the agent discount, the original offering price specified above includes structuring and development costs and offering expenses. The agent discount and structuring and development costs total approximately $39.54 per $1,000 note. See “Plan of Distribution” in the prospectus supplement for further information including information regarding how we may hedge our obligations under the notes.

Wells Fargo Securities

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Investment Description

The Notes Linked to a Domestic ETF Basket due November 6, 2015 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the notes provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the notes depending on the performance of the basket of exchange traded funds (the “Basket”) from its starting price to its ending price. The notes provide (i) the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price, provided that the total return at maturity of the notes will not exceed the maximum total return of 37% of the original offering price, (ii) repayment of principal if, and only if, the ending price of the Basket is not less than the starting price by more than 10% and (iii) exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 10%, in each case subject to the credit risk of Wells Fargo. If the ending price is less than the starting price by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your notes at maturity.

The Basket is comprised of the following three unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

¡

the SPDR® S&P 500® ETF Trust (50%), an exchange traded fund that seeks to track the S&P 500 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);

¡

the SPDR® S&P MidCap 400® ETF Trust (25%), an exchange traded fund that seeks to track the S&P MidCap 400 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market); and

¡

the iShares® Russell 2000 Index Fund (25%), an exchange traded fund that seeks to track the Russell 2000 Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market).

You should read this pricing supplement together with product supplement no. 4 dated May 28, 2010, the prospectus supplement dated April 23, 2010 and the prospectus dated June 4, 2009 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

¡	Product Supplement No. 4 dated May 28, 2010 and filed with the SEC on May 28, 2010:
http://www.sec.gov/Archives/edgar/data/72971/000095013010000775/d424b2.htm

¡	Prospectus Supplement dated April 23, 2010 and Prospectus dated June 4, 2009 filed with the SEC on April 23, 2010:
http://www.sec.gov/Archives/edgar/data/72971/000119312510091748/d424b2.htm

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The notes are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares Trust. None of BTC, BFA or iShares Trust makes any representations or warranties to the holders of the notes or any member of the public regarding the advisability of investing in the notes. None of BTC, BFA or iShares Trust will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the notes or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 Index Fund.

SPDR®, S&P 500® and “S&P MidCap 400®” are trademarks of Standard & Poor’s. The notes are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust or the SPDR® S&P MidCap 400® ETF Trust (the “SPDR Trusts”) or Standard & Poor’s. Neither the SPDR Trusts nor Standard & Poor’s makes any representations or warranties to the holders of the notes or any member of the public regarding the advisability of investing in the notes. Neither the SPDR Trusts nor Standard & Poor’s will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the notes or in connection with Wells Fargo & Company’s use of information about the SPDR® S&P® 500 ETF Trust or the SPDR® S&P MidCap 400® ETF Trust.

PRS-2

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Investor Considerations

We have designed the notes for investors who:

¡

seek 150% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price, subject to the maximum total return at maturity of 37% of the original offering price;

¡	desire to limit downside exposure to the Basket through the 10% buffer;

¡	understand that if the ending price is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price of the notes at maturity;

¡	do not seek current income;

¡	are willing to forego dividends on shares of the basket components; and

¡	are willing to hold the notes until maturity.

The notes are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the notes to maturity;

¡	expect the value of the Basket to decrease by more than 10% from its starting price;

¡	seek uncapped exposure to the upside performance of the Basket;

¡	seek full return of the original offering price of the notes at stated maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the United States equity market;

¡	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the notes;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the notes provide specifically; and

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Terms of the Notes

Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the SPDR S&P MidCap 400 ETF Trust (25%); and the iShares Russell 2000 Index Fund (25%)

Pricing Date:	April 30, 2012

Issue Date:	May 8, 2012 (T+6)

The “redemption amount” per note will equal: • If the ending price is greater than the starting price: the lesser of: (i) the original offering price per note plus:

original offering price per note	x	ending price – starting price	x participation rate	; and
starting price

Redemption Amount:

(ii)    the capped value;

• If the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: the original offering price per note; or

• If the ending price is less than the threshold price: the original offering price per note minus:

	[	original offering price per note x	threshold price – ending price starting price	]

If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your notes at maturity.

Stated Maturity Date:	November 6, 2015, subject to postponement if a market disruption event occurs or is continuing.

Starting Price:	The “starting price” is 100.

Ending Price:	The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR S&P 500 ETF Trust; (B) 25% of the component return of the SPDR S&P MidCap 400 ETF Trust; and (C) 25% of the component return of the iShares Russell 2000 Index Fund.

PRS-4

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Terms of the Notes (Continued)

Component Return:

The “component return” of a basket component will be equal to:

final component price – initial component price

initial component price

where,

•   the “initial component price” is the fund closing price of such basket component on the pricing date; and

•   the “final component price” will be the fund closing price of such basket component on the calculation day.

The initial component prices of the basket components are as follows: SPDR S&P 500 ETF Trust ($139.77); SPDR S&P MidCap 400 ETF Trust ($180.20); and iShares Russell 2000 Index Fund ($81.43).

Capped Value:	The “capped value” is 137% of the original offering price per note ($1,370 per $1,000 note). As a result of the capped value, the maximum total return at maturity of the notes will be 37% of the original offering price. References in this pricing supplement to a “$1,000 note” are to a note with an original offering price of $1,000.

Threshold Price:	The “threshold price” will be equal to 90% of the starting price.

Participation Rate:	150%

Calculation Day:	October 30, 2015. If such day is not a trading day with respect to any basket component, the calculation day for such basket component will be postponed to the next succeeding day that is a trading day for such basket component. Notwithstanding the postponement of the calculation day for a particular basket component due to a non-trading day for such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by such non-trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:

The United States federal income tax consequences of your investment in the notes are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the notes require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a note as a pre-paid derivative contract with respect to the Basket. If the notes are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), and subject to the discussion of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), below, you should

PRS-5

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Terms of the Notes (Continued)

generally recognize capital gain or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-23 of the product supplement.

Although not entirely clear, it is possible that the purchase and ownership of the notes will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the notes (such excess, the “Excess Gain Amount”). Although the matter is not clear, we believe that it is more likely than not that the “net underlying long-term capital gain” in respect of the notes should equal the amount of long-term capital gain that you would have realized had you purchased an actual interest in the basket components on the date that you purchased your notes (in an amount equal to the number of shares of the basket components that are referenced by your notes, after taking into account the participation rate) and sold such interest in the basket components on the date of the sale, exchange or maturity of the notes. If the “net underlying long-term capital gain” is determined in this manner, the Excess Gain Amount in respect of the notes at maturity should be zero because the maturity payment under the notes will only reflect the appreciation, if any, in the value of the shares of the basket components and will not be determined by reference to any short-term capital gain or ordinary income, if any, that is recognized by holders of shares of the basket components. Under this approach, the application of the constructive ownership rules would thus not have any adverse effects to you. However, it is possible that the Excess Gain Amount could be greater than zero if the IRS successfully asserts that the number of the shares of the basket components used to determine the Excess Gain Amount should be calculated by dividing the amount you paid for your notes by the price of the shares of the basket components on the date you acquired your notes, as opposed to making such determination based on the actual number of shares of the basket components that, after taking into account the participation rate, are effectively referenced in determining the actual return on your notes. Because the application of the constructive ownership rules to the notes is unclear, including the application of these rules to an investment (such as the notes) that is determined by reference to a Basket of multiple exchange traded funds, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

PRS-6

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Terms of the Notes (Continued)

In 2007, the IRS released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the notes should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the notes even though you will not receive any payments with respect to the notes until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the notes.

In addition, if you are not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” in the product supplement, regulations proposed by the IRS and the Treasury Department under Section 871 of the Code could ultimately require all or a portion of the maturity payments with respect to your notes or of amounts you receive upon the sale or exchange of your notes after December 31, 2012 to be treated as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which may be satisfied by withholding. If we or other payors impose such a withholding tax (or any other withholding tax), we will not be required to pay any additional amounts with respects to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such a tax. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the notes when these regulations are finalized.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-22 of the product supplement and to consult your own tax advisor.

Agent:

Wells Fargo Securities, LLC, acting as principal. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession not in excess of 2.00% of the original offering price of the notes. Such securities dealers may include Wells Fargo Advisors, LLC, (“WFA”) one of our affiliates. In addition to any sales concession paid to WFA, WFA will receive $0.98 of the structuring and development costs discussed on the cover page hereof for each $1,000 note it sells.

PRS-7

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Terms of the Notes (Continued)

Supplemental Plan of Distribution:

Notice to Prospective Investors in Argentina

The notes and the related offer to purchase notes and sale of notes under the terms and conditions provided in this pricing supplement and the prospectus supplement and prospectus do not constitute a public offering in Argentina. Consequently no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor any listing authorization of the notes has been requested on any stock market in Argentina.

Notice to Prospective Investors in Brazil

The notes may not be offered or sold to the public in Brazil. Accordingly the notes have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Notice to Prospective Investors in Chile

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the prospectus supplement and prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Notice to Prospective Investors in Mexico

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the prospectus supplement and prospectus may not be publicly distributed in Mexico.

Notice to Prospective Investors in Taiwan

The notes may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

See “Plan of Distribution” in the prospectus supplement for additional selling restrictions.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RJF9

PRS-8

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Risk Factors

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Notes At Maturity.

If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per note at maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the notes.

The risks set forth below are discussed more fully in the product supplement.

•	Your Investment May Result In A Loss.

•	Your Yield May Be Lower Than The Yield On Other Debt Securities Of Comparable Maturity.

•	Your Return Will Be Limited By A Capped Value And May Not Reflect The Return On A Direct Investment In The Market Measure.

•	The Notes Are Subject To The Credit Risk Of Wells Fargo.

•	No Periodic Interest Will Be Paid On The Notes.

•

The Inclusion Of The Agent Discount Or Commission And Structuring And Development Costs In The Original Offering Price Of The Notes And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

•	The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

•	We Do Not Expect A Trading Market For The Notes To Develop.

•	Your Return On The Notes Could Be Less Than If You Owned The Shares Of An Exchange Traded Fund.

•	Historical Values Of A Market Measure Or The Securities Included In A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.

•	Changes That Affect An Exchange Traded Fund Or Its Related Underlying Index May Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In An Exchange Traded Fund Or Its Underlying Index.

•	We And Our Affiliates Have No Affiliation With Any Of The Sponsors And Are Not Responsible For Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of An Exchange Traded Fund Is Different From An Investment Linked To The Related Underlying Index.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of Any Exchange Traded Fund.

•	Anti-dilution Adjustments Relating To The Shares Of An Exchange Traded Fund Do Not Address Every Event That Could Affect Such Shares.

PRS-9

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Risk Factors (Continued)

•	Changes In The Value Of One Or More Basket Components May Offset Each Other.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

•	Potential Conflicts Of Interest Could Arise.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of A Market Measure, Prices Of Securities Included In A Market Measure Or The Value Of The Notes.

•	Significant Aspects Of The Tax Treatment Of The Notes Are Uncertain.

PRS-10

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per $1,000 note (the redemption amount) calculated as follows:

PRS-11

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Hypothetical Payout Profile

The following profile is based on the capped value of 137% or $1,370 per $1,000 note, a participation rate of 150% and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your notes to maturity.

PRS-12

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming component returns as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	139.77	180.20	81.43
Final Component Price	171.41	212.08	91.08
Component Return	22.64%	17.69%	11.85%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x 22.64%) + (25% x 17.69%) + (25% x 11.85%)] = 118.71

Since the ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000	x	118.71 – 100	x 150%	= $	1,280.65
100

On the stated maturity date you would receive $1,280.65 per $1,000 note.

Example 2. Redemption amount is equal to the capped value:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	139.77	180.20	81.43
Final Component Price	202.18	224.49	120.52
Component Return	44.65%	24.58%	48.00%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x 44.65%) + (25% x 24.58%) + (25% x 48.00%)] = 140.47

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	140.47 – 100	x 150%	= $	1,607.05
100

On the stated maturity date you would receive $1,370 per $1,000 note.

In addition to limiting your return on the notes, the capped value limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 124.67% of the starting price since your return on the notes for any ending price greater than 124.67% of the starting price will be limited to the capped value.

PRS-13

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	139.77	180.20	81.43
Final Component Price	128.84	215.93	52.26
Component Return	-7.82%	19.83%	-35.82%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x -7.82%) + (25% x 19.83%) + (25% x -35.82%)] = 92.09

In this example, the 7.82% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 50% weighting of the SPDR S&P 500 ETF Trust.

Since the ending price is less than the starting price, but not by more than 10%, you would not lose any of the original offering price of your notes.

On the stated maturity date you would receive $1,000 per $1,000 note.

Example 4. Redemption amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	139.77	180.20	81.43
Final Component Price	104.69	162.02	53.17
Component Return	-25.10%	-10.09%	-34.70%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x -25.10%) + (25% x -10.09%) + (25% x -34.70%)] = 76.25

Since the ending price is less than the starting price by more than 10%, you would lose a portion of the original offering price of your notes and receive the redemption amount equal to:

$1,000 –	$1,000	x	90 – 76.25	= $	862.50
100

On the stated maturity date you would receive $862.50 per $1,000 note.

To the extent that the component returns and the ending price differ from the values assumed above, the results indicated above would be different.

PRS-14

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per $1,000 note;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per $1,000 note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
150.00	50.00%	$1,370.00	37.00%	9.20%
140.00	40.00%	$1,370.00	37.00%	9.20%
130.00	30.00%	$1,370.00	37.00%	9.20%
124.67	24.67%	$1,370.00	37.00%	9.20%
120.00	20.00%	$1,300.00	30.00%	7.64%
110.00	10.00%	$1,150.00	15.00%	4.03%
105.00	5.00%	$1,075.00	7.50%	2.08%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
89.00	-11.00%	$ 990.00	-1.00%	-0.29%
75.00	-25.00%	$ 850.00	-15.00%	-4.59%
50.00	-50.00%	$ 600.00	-40.00%	-14.08%
25.00	-75.00%	$ 350.00	-65.00%	-27.86%
0.00	-100.00%	$ 100.00	-90.00%	-56.08%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending price.

PRS-15

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following three basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the SPDR S&P MidCap 400 ETF Trust (25%); and the iShares Russell 2000 Index Fund (25%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The SPDR S&P 500 ETF Trust,” “The SPDR S&P MidCap 400 ETF Trust” and “The iShares Russell 2000 Index Fund.” The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2002 to April 30, 2012, assuming that the Basket was constructed on January 1, 2002 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”). We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the notes. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-16

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust

All information contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust, a unit investment trust (the “SPDR Trust”), and its underlying index, the S&P 500 Index, is derived from PDR Services LLC (“PDR Services”) and Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), or other publicly available information, including the prospectus for the SPDR Trust dated January 25, 2012, which is part of Post-Effective Amendment No. 23 to the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-6, under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 33-46080 and 811-06125) (the “SPDR Trust Prospectus”). Such information reflects the policies of, and is subject to change by PDR Services and S&P. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this pricing supplement. We make no representation or warranty as to the accuracy or completeness of any information relating to the SPDR Trust. PDR Services is under no obligation to continue the SPDR Trust and may discontinue the SPDR Trust at any time. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time. As of the date of this pricing supplement, we are one of the companies included in the SPDR Trust and the S&P 500 Index.

General

The SPDR Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P 500 Index. The SPDR Trust is organized under New York law and is governed by a trust agreement between State Street Bank and Trust Company (the “Trustee”) and PDR Services. The SPDR Trust was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the S&P 500 Index. The SPDR Trust issues securities called “Trust Units” that represent an undivided ownership interest in a portfolio of all of the common stocks of the S&P 500 Index. The SPDR Trust is listed on the NYSE Arca under ticker symbol “SPY.”

Investment

The SPDR Trust holds stocks (the “Portfolio”) and cash and is not actively “managed” by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. At any time, the SPDR Trust will consist of as many S&P 500 Index component stocks as practicable. It is anticipated that cash will not constitute a substantial portion of the net assets of the SPDR Trust. To maintain the correspondence between the composition and weightings of the Portfolio and component stocks of the S&P 500 Index, the Trustee adjusts the Portfolio from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P 500 Index. The Trustee aggregates certain of these adjustments and makes changes to the Portfolio at least monthly or more frequently in the case of significant changes to the S&P 500 Index. Generally, any change in the identity or weighting of a stock included in the S&P 500 Index will result in a corresponding adjustment to the prescribed Portfolio deposit effective on the business day following the day on which the change to the S&P 500 Index takes effect. The value of Trust Units fluctuate in relation to changes in the value of the Portfolio. The market price of each individual Trust Unit may not be identical to the net asset value of such Trust Unit but, historically, these two valuations have been very close. It is possible that, for a short period, the SPDR Trust may not exactly replicate the performance of the S&P 500 Index due to the temporary unavailability of certain stocks underlying

PRS-17

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

the S&P 500 Index in the secondary market or due to other extraordinary circumstances. Additionally, although the market price of the SPDR Trust is generally expected to mirror the characteristics and valuations of the S&P 500 Index, the price of the SPDR Trust may not completely track the value of the S&P 500 Index because the SPDR Trust will reflect transaction costs and fees that are not included in the calculation of the S&P 500 Index.

The S&P 500 Index

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

PRS-18

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this pricing supplement, the S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

PRS-19

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

PRS-20

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

Historical Information

We obtained the closing prices listed below from Bloomberg. You can obtain the value of the SPDR S&P 500 ETF Trust at any time from Bloomberg under the symbol “SPY” or from the SPDR website at www.spdrs.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2002 to April 30, 2012. The closing price on April 30, 2012 was $139.77.

PRS-21

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P 500 ETF Trust for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to April 30, 2012.

	High	Low	Last
2002
First Quarter	$117.62	$108.02	$114.52
Second Quarter	$114.57	$97.56	$98.96
Third Quarter	$99.31	$79.95	$81.79
Fourth Quarter	$94.28	$78.10	$88.23
2003
First Quarter	$93.33	$80.52	$84.74
Second Quarter	$101.66	$86.04	$97.63
Third Quarter	$104.60	$96.42	$99.95
Fourth Quarter	$111.28	$102.08	$111.28
2004
First Quarter	$116.38	$109.46	$113.10
Second Quarter	$115.27	$108.83	$114.53
Third Quarter	$113.66	$106.85	$111.76
Fourth Quarter	$121.36	$109.86	$120.87
2005
First Quarter	$122.78	$116.54	$118.05
Second Quarter	$121.58	$113.82	$119.17
Third Quarter	$124.70	$119.46	$123.02
Fourth Quarter	$127.82	$117.50	$124.50
2006
First Quarter	$130.99	$125.51	$129.84
Second Quarter	$132.63	$122.57	$127.25
Third Quarter	$133.74	$123.35	$133.57
Fourth Quarter	$143.07	$133.07	$141.66
2007
First Quarter	$146.01	$137.41	$142.07
Second Quarter	$154.15	$142.24	$150.38
Third Quarter	$155.03	$141.13	$152.67
Fourth Quarter	$156.44	$140.90	$146.39
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
April 1, 2012 to April 30, 2012	$141.79	$135.84	$139.77

PRS-22

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust

All information contained in this pricing supplement regarding the SPDR® S&P MidCap 400® ETF Trust, a unit investment trust (referred to in this section as the “SPDR Trust”), and its underlying index, the S&P MidCap 400 Index, is derived from PDR Services LLC (“PDR Services”) and Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), or other publicly available information, including the prospectus for the SPDR Trust dated January 26, 2012, which is part of Post-Effective Amendment No. 20 to the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-6, under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 33-89088 and 811-8972) (the “SPDR Trust Prospectus”). Such information reflects the policies of, and is subject to change by PDR Services and S&P. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. None of such publicly available information is incorporated by reference into this pricing supplement. We make no representation or warranty as to the accuracy or completeness of any information relating to the SPDR Trust. PDR Services is under no obligation to continue the SPDR Trust and may discontinue the SPDR Trust at any time. S&P is under no obligation to continue to publish the S&P MidCap 400 Index and may discontinue publication of the S&P MidCap 400 Index at any time.

General

The SPDR Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P MidCap 400 Index. The SPDR Trust is organized under New York law and is governed by a trust agreement (the “Trust Agreement”) between The Bank of New York Mellon, formerly The Bank of New York (the “Trustee”), and PDR Services. The SPDR Trust was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the S&P MidCap 400 Index. The SPDR Trust issues securities called “Trust Units” that represent an undivided ownership interest in a portfolio of all of the common stocks of the S&P MidCap 400 Index. The SPDR Trust is listed on the NYSE Arca under the ticker symbol “MDY.”

Investment

The SPDR Trust holds stocks (the “Portfolio”) and cash and is not actively “managed” by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. At any time, the SPDR Trust will consist of as many S&P MidCap 400 Index component stocks as practicable. It is anticipated that cash will not constitute a substantial portion of the net assets of the SPDR Trust. To maintain the correspondence between the composition and weightings of the Portfolio and component stocks of the S&P MidCap 400 Index, the Trustee adjusts the Portfolio from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P MidCap 400 Index. The Trustee aggregates certain of these adjustments and makes changes to the Portfolio at least monthly or more frequently in the case of significant changes to the S&P MidCap 400 Index. Generally, any change in the identity or weighting of a stock included in the S&P MidCap 400 Index will result in a corresponding adjustment to the prescribed Portfolio deposit effective on the business day following the day on which the change to the S&P MidCap 400 Index takes effect. The value of Trust Units fluctuate in relation to changes in the value of the Portfolio. The market price of each individual Trust Unit may not be identical to the net asset value of such Trust Unit but, historically, these two valuations have been very close. It is possible that, for a short period, the SPDR Trust may not fully replicate the performance of the S&P MidCap 400 Index due to

PRS-23

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

the temporary unavailability of certain stocks underlying the S&P MidCap 400 Index in the secondary market or due to other extraordinary circumstances. Additionally, although the market price of the SPDR Trust is generally expected to mirror the characteristics and valuations of the S&P MidCap 400 Index, the price of the SPDR Trust may not completely track the value of the S&P MidCap 400 Index because the SPDR Trust will reflect transaction costs and fees that are not included in the calculation of the S&P MidCap 400 Index.

The S&P MidCap 400 Index

The S&P MidCap 400 Index is published by S&P, is comprised of 400 companies with mid-sized market capitalizations ranging from $1 billion to $4.4 billion and covers over 7% of the United States equities market. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap 400 Index to achieve the objectives stated above.

Computation of the S&P MidCap 400 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P MidCap 400 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P MidCap 400 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P MidCap 400 Index (i.e., its Market Value). Currently, S&P calculates the S&P MidCap 400 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P MidCap 400 Index is proportional to its float-adjusted market value.

Under float adjustment, the share counts used in calculating the S&P MidCap 400 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

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Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this pricing supplement, the S&P MidCap 400 Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400 Index reflects the total Market Value of all the component stocks relative to the S&P MidCap 400 base date of June 28, 1991. The daily calculation of the S&P MidCap 400 Index is computed by dividing the Market Value of the S&P MidCap 400 component stocks by the index divisor.

The S&P MidCap 400 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P MidCap 400 constituents’ share capital after the base date of June 28, 1991 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the date before the ex-date.

To prevent the level of the S&P MidCap 400 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap 400 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P MidCap 400 Index remains constant. This helps maintain the level of the S&P MidCap 400 Index as an accurate barometer of stock market

PRS-25

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

performance and ensures that the movement of the S&P MidCap 400 Index does not reflect the corporate actions of individual companies in the S&P MidCap 400 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P MidCap 400 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

PRS-26

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P MidCap 400 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap 400 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap 400 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P MidCap 400 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

PRS-27

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

Historical Information

We obtained the closing prices listed below from Bloomberg. You can obtain the value of the SPDR S&P MidCap 400 ETF Trust at any time from Bloomberg under the symbol “MDY” or from the SPDR website at www.spdrs.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth the daily closing prices of the SPDR S&P MidCap 400 ETF Trust for the period from January 1, 2002 to April 30, 2012. The closing price on April 30, 2012 was $180.20.

PRS-28

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P MidCap 400 ETF Trust for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to April 30, 2012.

	High	Low	Last
2002
First Quarter	$99.44	$88.76	$98.80
Second Quarter	$100.97	$87.65	$89.55
Third Quarter	$87.75	$72.55	$74.25
Fourth Quarter	$82.73	$68.35	$78.65
2003
First Quarter	$81.70	$70.85	$74.65
Second Quarter	$90.20	$75.45	$87.72
Third Quarter	$97.70	$88.00	$93.35
Fourth Quarter	$106.17	$95.58	$105.40
2004
First Quarter	$112.92	$105.75	$110.50
Second Quarter	$112.85	$103.03	$111.10
Third Quarter	$109.63	$100.76	$108.35
Fourth Quarter	$121.32	$106.80	$121.00
2005
First Quarter	$124.96	$115.45	$120.44
Second Quarter	$126.78	$114.74	$125.10
Third Quarter	$132.42	$126.09	$130.90
Fourth Quarter	$137.26	$122.40	$134.68
2006
First Quarter	$144.76	$136.79	$144.76
Second Quarter	$149.07	$130.85	$139.40
Third Quarter	$140.62	$129.97	$137.60
Fourth Quarter	$149.92	$136.24	$146.38
2007
First Quarter	$158.46	$145.43	$154.51
Second Quarter	$168.36	$154.89	$162.98
Third Quarter	$167.97	$149.51	$161.00
Fourth Quarter	$166.65	$148.94	$155.01
2008
First Quarter	$154.18	$135.77	$141.27
Second Quarter	$163.31	$145.13	$148.76
Third Quarter	$149.99	$127.11	$131.83
Fourth Quarter	$131.03	$76.20	$97.18
2009
First Quarter	$101.54	$73.63	$88.65
Second Quarter	$109.15	$89.82	$105.31
Third Quarter	$128.56	$99.39	$125.28
Fourth Quarter	$134.20	$119.54	$131.76
2010
First Quarter	$145.22	$125.76	$143.16
Second Quarter	$154.03	$129.16	$129.16
Third Quarter	$145.59	$126.93	$145.59
Fourth Quarter	$165.71	$144.46	$164.68
2011
First Quarter	$179.55	$165.05	$179.55
Second Quarter	$184.61	$169.01	$177.40
Third Quarter	$183.58	$140.96	$142.13
Fourth Quarter	$166.06	$135.39	$159.54
2012
First Quarter	$182.84	$160.84	$180.67
April 1, 2012 to April 30, 2012	$182.28	$172.64	$180.20

PRS-29

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The iShares Russell 2000 Index Fund

The iShares Russell 2000 Index Fund is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the small capitalization segment of the United States equity market. As of the date of this pricing supplement, the current Trust Prospectus relating to the iShares Russell 2000 Index Fund is dated August 1, 2011, which is part of Post-Effective Amendment No. 561 to the Registration Statement filed with the SEC on Form N-1A, on July 22, 2011 under the Securities Act and the Investment Company Act (File Nos. 333-92935 and 811-09729). See “The iShares Russell 2000 Index Fund” in Annex A to the product supplement for additional information about the iShares Russell 2000 Index Fund.

We obtained the closing prices listed below from Bloomberg. You can obtain the value of the iShares Russell 2000 Index Fund at any time from Bloomberg under the symbol “IWM” or from the iShares website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the iShares website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the iShares Russell 2000 Index Fund for the period from January 1, 2002 to April 30, 2012. The closing price on April 30, 2012 was $81.43.

PRS-30

Growth Securities Notes Linked to a Domestic ETF Basket due November 6, 2015

The iShares Russell 2000 Index Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares Russell 2000 Index Fund for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to April 30, 2012.

	High	Low	Last
2002
First Quarter	$50.32	$45.40	$50.05
Second Quarter	$52.15	$44.99	$45.33
Third Quarter	$44.41	$35.46	$35.88
Fourth Quarter	$40.90	$32.56	$37.99
2003
First Quarter	$39.67	$34.42	$36.30
Second Quarter	$45.64	$36.66	$44.29
Third Quarter	$51.86	$44.76	$48.48
Fourth Quarter	$56.21	$49.77	$55.34
2004
First Quarter	$59.94	$55.75	$58.77
Second Quarter	$60.39	$53.41	$58.88
Third Quarter	$58.09	$51.56	$56.94
Fourth Quarter	$65.04	$56.30	$64.70
2005
First Quarter	$64.35	$60.22	$61.00
Second Quarter	$64.08	$56.96	$63.58
Third Quarter	$68.40	$64.00	$66.36
Fourth Quarter	$68.86	$61.62	$66.73
2006
First Quarter	$75.97	$68.03	$75.97
Second Quarter	$77.58	$66.69	$71.66
Third Quarter	$73.26	$66.70	$71.96
Fourth Quarter	$79.35	$71.26	$78.05
2007
First Quarter	$82.39	$75.17	$79.51
Second Quarter	$84.79	$79.75	$82.96
Third Quarter	$85.74	$75.20	$80.04
Fourth Quarter	$84.18	$73.02	$75.92
2008
First Quarter	$75.12	$64.30	$68.51
Second Quarter	$76.17	$68.47	$69.03
Third Quarter	$75.20	$65.50	$68.39
Fourth Quarter	$67.02	$38.58	$49.27
2009
First Quarter	$51.27	$34.36	$41.94
Second Quarter	$53.19	$42.82	$50.96
Third Quarter	$62.02	$47.87	$60.23
Fourth Quarter	$63.36	$56.22	$62.26
2010
First Quarter	$69.25	$58.68	$67.81
Second Quarter	$74.14	$61.08	$61.08
Third Quarter	$67.67	$59.04	$67.47
Fourth Quarter	$79.22	$66.94	$78.23
2011
First Quarter	$84.17	$77.18	$84.17
Second Quarter	$86.37	$77.77	$82.80
Third Quarter	$85.65	$64.25	$64.25
Fourth Quarter	$76.45	$60.97	$73.69
2012
First Quarter	$84.41	$74.56	$82.85
April 1, 2012 to April 30, 2012	$83.79	$78.37	$81.43

PRS-31